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                                                                    EXHIBIT 10.1






                                   September 22, 1998



Mr. Ron Alba
Account Representative
BCI Coca-Cola Bottling Company of Los Angeles d/b/a Coca-Cola Bottling Company of Hawaii
P.O.Box 30068
Honolulu, HI 96820

     Re: Application of Smart Card Technology for use in a school lunch program with an incentive system that provides for: (1) the accumulation of points for the purchase of Coca-Cola products, (2) the accumulation of points for eating in the school cafeteria, (3) the redemption of points for discounts at designated merchant(s) .

Dear Mr. Alba,

         In an effort to summarize the current understanding of discussions between your company and the Pathways Group, Inc. (Pathways), we are submitting this Letter of Intent (LOI). This LOI is consistent with recent discussions between David Mayeda, Eileen Lota and me of Pathways and you representing the BCI Coca-Cola Bottling Company of Los Angeles d/b/a Coca-Cola Bottling Company of Hawaii (Coca-Cola). It is understood that this LOI and any ensuing negotiations resulting between Pathways and Coca-Cola are covered by the attached Non-Disclosure Agreement (NDA).

         This letter is a statement of intent for both parties to work together in good faith to (1) define the requirements to implement a pilot School Lunch Incentive program (The Project) and (2) if the results are mutually acceptable to negotiate a binding Implementation Agreement.

         A binding Implementation Agreement between the parties for The Project will arise only after all material terms have been agreed to by both parties and a written agreement is signed by an officer of Pathways and Coca-Cola.

         All documents concerning the proposed provisions of a binding agreement which are exchanged in the course of negotiations, even if signed, shall be considered only a part of negotiations and shall have no legal effect unless subsequently incorporated in the fully executed Implementation Agreement. Each party agrees that it will not contend to the contrary.


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         1. Designation of Negotiators

         The parties agree that the persons named below shall represent them in the negotiations:

         For BCI Coca-Cola Bottling Company of Los Angeles d/b/a Coca-Cola Bottling Company of Hawaii:

         Name and Title:                      Ron Alba
                                              Cold Drink Manager

         Business Address:                    P.O. Box 30068
                                              Honolulu, HI 96820

         Business Phone:                      (808) 839-6772

         Business Fax:                        (808) 834-7718

         For The Pathways Group, Inc:

         Name and Title:                      David A. Mayeda
                                              Vice President & General Manager

         Business Address:                    The Pathways Group, Inc.
                                              Grosvenor Center
                                              733 Bishop Street, Suite 2500
                                              Honolulu, HI  96813

         Business Phone                       (808) 599-6190

         Business Fax:                        (808) 537-3541

         2. Conduct of Negotiations

         All negotiations, including exchanges of drafts, proposals and other information, shall be conducted only through the negotiators named above.

         3. Points of Tentative Agreement and Further Negotiation

                  A. Both parties are working towards an agreement to implement The Project.

                  B. In forming an Implementation Agreement, the parties agree to the following general allocation of responsibilities which may be modified on a case-by-case basis if circumstances warrant:


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                  (1) Pathways will provide an integrated system solution (the
         System) to perform specifically identified functions, in which Pathways will integrate the use of Smart Cards, related reader/writer devices and terminals. Such a system will provide, as necessary, for database management, reports, interfaces, security, card stock management, personalization, fulfillment, clearance and the facilitation of account settlement. The system will include all software necessary to perform these functions and facilitate operation of the integrated system for each identified function.

                  (2) Coca-Cola is responsible for the redemption agreement(s) with participating merchant(s).

                  (3) Both organizations will market the concept to selected schools and the Hawaii Department of Education jointly.

                  C. Coca-Cola and Pathways will provide to each other the information necessary to fulfill their responsibilities under this LOI and any subsequent implementation.

                  D. The parties anticipate working together on the following projects:

                  (1) School Lunch Incentive program for

                  (2) Points redemption system with

         4. Entire Letter of Intent

         This Letter of Intent is intended for discussion purposes only and will not create a binding obligation on the part of either BCI Coca-Cola Bottling Company of Los Angeles d/b/a Coca-Cola Bottling Company of Hawaii or The Pathways Group, Inc., and is subject to the parties entering into a comprehensive and binding agreement.


THE PATHWAYS GROUP, INC.                         BCI COCA-COLA BOTTLING COMPANY
                                                 OF LOS ANGELES D/B/A COCA-COLA
                                                 BOTTLING COMPANY OF HAWAII

By:  /s/ David A. Mayeda                         By:  /s/ Ron Alba
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         David A. Mayeda                             Ron Alba
         Vice President & General Manager            Cold Drink Manager

Date:                                            Date:
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